SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------


                                    FORM 8-K
                           ---------------------------

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  March 7, 2005

                         CABLEVISION SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                            (State of Incorporation)

                   1-14764                               11-3415180
           (Commission File Number)                     (IRS Employer
                                                    Identification Number)

                               CSC HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                            (State of Incorporation)

                    1-9046                               11-2776686
           (Commission File Number)                     (IRS Employer
                                                    Identification Number)

                  1111 Stewart Avenue, Bethpage, New York 11714
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (516) 803-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         Cablevision Systems Corporation (the "Company" or "Cablevision") announced on March 8, 2005, that it had entered into an agreement with Charles
F. Dolan, the Chairman of the Company, and Thomas C. Dolan, a director of the Company, pursuant to which the parties will work cooperatively to finalize the separation of the Company's Rainbow DBS subsidiary from the Company. Charles F. Dolan has agreed to fund any Rainbow DBS expenditures above those that would have been incurred under a shutdown scenario. Charles F. Dolan is required to fund those expenditures by providing to the Company cash or shares of the Company's common stock in advance of the Company making any expenditures above those contemplated in the shutdown budget. Similarly, if Rainbow DBS makes any new commitments or other agreements, the Company will segregate cash or shares received from Charles F. Dolan to pay the costs associated with those actions. On March 9, 2005, Charles F. Dolan deposited $10 million with the Company.

         The agreement will allow Rainbow DBS to remain in operation and to continue to provide its VOOM service to its subscribers while Charles and Thomas Dolan seek to arrange an alternate transaction that would avoid shutdown of Rainbow DBS.

         The agreement will terminate on March 31, 2005. Charles F. Dolan will have the right to terminate the agreement before that date. Upon any termination, any cash or shares deposited by Charles F. Dolan that have not been used to pay expenses or segregated to pay costs associated with new commitments or other agreements will be returned to him and the shutdown of Rainbow DBS will be implemented immediately.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION
          OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         On March 7, 2005, Brian Sweeney was appointed to the Board of Directors of the Company. Mr. Sweeney is a son-in-law of Charles F. Dolan, the Chairman and a director of the Company, and the brother-in-law of James L. Dolan, the Chief Executive Officer and President and a director of the Company, Thomas C. Dolan, a director of the Company, and Patrick F. Dolan, President of the Company's News 12 Networks and a director of the Company.

         Mr. Sweeney is the Senior Vice President - eMedia of the Company. From January 1, 2004 through March 10, 2005, Mr. Sweeney received $1,169,184 in salary and bonus payments; a grant of options to acquire 7,500 shares of the Company's Class A Common Stock; a $450,000 performance award; and a deferred compensation award with an initial balance of $500,000 plus an annual credit equal to the lesser of 20% of annual salary or $150,000, plus quarterly interest at a LIBOR based rate. From January 1, 2004 through March 10, 2005, members of Mr. Sweeney's "immediate family" (as defined in the applicable rules of the Securities and Exchange Commission) who are employees of the Company

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

received salary and bonus payments from the Company as follows: Charles F. Dolan
- $6,800,000; James L. Dolan - $9,507,692; Patrick F. Dolan - $422,326; and
Thomas C. Dolan - $3,235,003.












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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         CABLEVISION SYSTEMS CORPORATION


                                         By:  /s/ Hank J. Ratner
                                             -----------------------------------
                                             Name:  Hank J. Ratner
                                             Title: Vice Chairman


Dated: March 11, 2005



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         CSC HOLDINGS, INC.


                                         By:  /s/ Hank J. Ratner
                                             -----------------------------------
                                             Name:  Hank J. Ratner
                                             Title: Vice Chairman

Dated:  March 11, 2005











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